                         DEVELOPMENT SERVICES AGREEMENT

     This Development Services Agreement (the "Agreement") is entered into as of March 31, 2000 (the "Effective Date") by and between XCare.net, a Delaware corporation with offices at 6400 S. Fiddler's Green Circle, Englewood, CO 80111, ("XCare.net"), and Lamar.com, Inc., a Delaware corporation with offices at 156
W. 56th Street, New York, NY 10019 ("Client").

     This Agreement covers the purchase and license of consulting, development and other services from XCare.net, pursuant to orders placed by Client and accepted by XCare.net after the Effective Date.

     This Agreement includes the following attachments, which are incorporated herein by this reference:

     Attachment 1                  XCare.net Development Services

     Any notice required or permitted under this Agreement will be in writing and delivered to the address set forth below, or to such other notice address as the other party has provided by written notice.

     THIS AGREEMENT, INCLUDING THE ATTACHMENTS LISTED ABOVE, CONSTITUTES THE COMPLETE AND EXCLUSIVE UNDERSTANDING OF THE PARTIES WITH REFERENCE TO THE SUBJECT MATTER HEREOF, AND SUPERSEDES ALL PRIOR SALES PROPOSALS, NEGOTIATIONS, AGREEMENTS AND OTHER REPRESENTATIONS OR COMMUNICATIONS, WHETHER ORAL OR WRITTEN. IF THERE IS ANY CONFLICT BETWEEN THE TERMS AND CONDITIONS OF CLIENT'S PURCHASE ORDER (OR ANY OTHER PURCHASE OR SALES DOCUMENT) AND THE TERMS AND CONDITIONS OF THIS AGREEMENT, THIS AGREEMENT SHALL CONTROL. THIS AGREEMENT MAY BE MODIFIED, REPLACED OR RESCINDED ONLY IN WRITING, AND SIGNED BY A DULY AUTHORIZED REPRESENTATIVE OF EACH PARTY.

AGREED:

XCare.net                                      Client:   Lamar.com, Inc.

---------------------------------              ---------------------------------

---------------------------------              ---------------------------------

By:  /s/ PETER CHEESBROUGH                     By:  /s/ ERIC MCAFEE
     ----------------------------                   ----------------------------
       (Authorized Signature)                         (Authorized Signature)

Peter Cheesbrough - Senior Vice                Eric McAfee, Vice President
President and Chief Financial                  ---------------------------------
Officer                                           (Printed Name and Title)
---------------------------------
   (Printed Name and Title)

                                  ATTACHMENT 1



                         XCARE.NET DEVELOPMENT SERVICES

                                    ARTICLE I

                                   DEFINITIONS

     "Client Web Site(s)" shall mean the so-called "web page" site or sites on the World Wide Web, for the public Internet or for corporate intranets or extranets, to be developed or serviced by XCare.net hereunder, as identified in the appropriate Schedule(s).

     "Content" shall mean marketing collateral, data, text, audio files, video files, graphics and other materials provided by Client or developed hereunder for use with the Client Web Site, but excluding the XCare.net Software.

     "Development Services" shall mean design, development, and set-up services as necessary to modify existing XCare.net technology, trade secrets and know-how to produce the XCare.net Software and/or Modified XCare.net Software and other elements of the Client Web Site, and/or any other consulting services rendered hereunder as identified in the appropriate schedules ("Schedule(s)") attached hereto.

     "Liquidation" shall mean (i) the commencement by XCare.net or any of its subsidiaries of a voluntary case or other proceeding seeking liquidation, winding-up, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or has consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or has made a general assignment for the benefit of creditors or (ii) an involuntary case or other proceeding has been commenced against the XCare.net or any of its subsidiaries seeking liquidation, winding-up, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days, or an order for relief has been entered against the XCare.net under the federal bankruptcy laws as now or hereafter in effect.

     "Modified Content" shall have the meaning ascribed to such term in Section 3.1(a).

     "Modified XCare.Net Software" shall have the meaning ascribed to such term in Section 3.1(a).

     "XCare.net Software" shall mean all pre-existing computer program code developed by XCare.net that are delivered by XCare.net to Client pursuant to this Agreement.

Such XCare.net Software shall be provided in object code form unless the parties mutually agree in writing to delivery of source code.


                                   ARTICLE II

                                    SERVICES

2.1  DEVELOPMENT SERVICES.

     XCare.net shall render Development Services in accordance with the requirements set forth in Schedules attached hereto. Each Schedule for new services shall be successively numbered (e.g., 1,2, etc.). Each schedule shall be executed by the parties and shall be subject to the terms and conditions of this Agreement. XCare.net shall provide qualified and trained personnel to render such Development Services and shall use commercially reasonable efforts to meet the delivery schedule set forth in the applicable Schedules. In the event that XCare.net fails to provide the Delivery Services in accordance with the terms of this Agreement of any Schedule hereto, the delivery schedule shall be extended by the number of days that delivery of the Development Services was delayed, unless Client notifies XCare.net that this extension will not rectify Client's business interruption resulting from XCare.net's delay in which case such delay may result in XCare.net's credit to the account of Client in an amount to be mutually agreed upon between XCare.net and Client, in which case the parties shall mutually agree upon a new schedule for provisions of Development Services at XCare.net's expense. Any additions, deletions or other changes to a Schedule shall be mutually agreed to in writing in advance by both parties and shall be memorialized in a revised Schedule pursuant to the procedure set forth in Section 2.6 below for Change Orders. All services shall be performed at XCare.net's offices unless otherwise agreed by the parties. In the event that services are performed at Client's location or at a location designated by Client for its operations. Client shall provide XCare.net at no charge with all necessary facilities and equipment, including without limitation, computer time on Client's computers and office space, sufficient to render the services contemplated hereunder. Client shall deliver to XCare.net all Content selected by Client for incorporation into any Client Web Site in digitized format in accordance with the delivery schedule set forth in the applicable Schedule(s). In the event that Client fails to deliver the Content in accordance with the delivery schedule, the development schedule shall be extended by the number of days that delivery of the Content was delayed, unless XCare.net notifies Client that this extension will not rectify XCare.net's scheduling interruption resulting from Client's delay in which case such delay may also result in additional charges to Client in an amount to be mutually agreed upon between XCare.net and Client, in which case the parties shall mutually agree upon a new delivery schedule and fees with respect to the rendition of the Development Services.

2.2  ACCEPTANCE OF DELIVERABLES.

     Within thirty (30) days after the delivery to Client of any deliverable pursuant to any Schedule, Client shall provide XCare.net with written notice of any failure of any deliverable to materially conform to the functional specifications set forth in the applicable Schedule. XCare.net and Client shall review the objections, and XCare.net will use commercially reasonable efforts to correct any material non-conformities with the functional specifications and provide Client with a revised deliverable within thirty (30) days. Client shall have deemed to have accepted the deliverable if XCare.net does not receive written notice of Client's objections within said thirty (30) day period.

2.3  DOMAIN NAME REGISTRATION SERVICES.

     If domain name registration services are included in the Schedule, XCare.net shall use commercially reasonable efforts to assist Client in registering an Internet domain name selected by Client. Client will be solely responsible for all out-of-pocket costs and all legal clearances regarding name selection and registration.

2.4  MAINTENANCE SERVICES.

     If Client desires to purchase maintenance services from XCare.net for the Client Web Site, the parties shall execute the then current XCare.net Maintenance Services Agreement (a sample of which is attached hereto) and XCare.net shall render maintenance services pursuant to the terms and conditions of such agreement; provided however, that the rates contained in such Maintenance Service Agreement (i) for the first twelve (12) months following the date of this Agreement shall not increase, (ii) for the next twelve (12) months, shall not increase more than the Consumer Price Index in effect at the beginning of such twelve month period and (iii) thereafter at a rate mutually agreed upon by XCare.net and Client.

2.5  HOSTING SERVICES.

     If Client desires to purchase hosting services from XCare.net for the Client Web Site, the parties shall execute the then current XCare.net Hosting Services Agreement, and XCare.net shall render hosting services pursuant to the terms and conditions of such agreement.

2.6  CHANGE ORDERS.

     If Client desires to make changes to an existing Schedule, the parties shall mutually agree upon an additional or revised Schedule for each new Change Order. Each such Schedule shall be successively numbered (e.g., 1.A, 1.B, etc.) and shall be executed by the parties. Any revised Schedule(s) shall be subject to the terms and conditions of this Agreement.

                                   ARTICLE III

                          OWNERSHIP AND LICENSE RIGHTS

3.1  PROPERTY RIGHTS AND OWNERSHIP.

     (a) The Client Web Site(s) and all other results and proceeds of XCare.net's services hereunder, shall consist of, and shall operate in conjunction with, multiple elements of intellectual property, including without limitation the XCare.net Software and the Client Content. The parties' respective rights to such elements shall be as set forth below. For purposes of this Agreement, the term "ownership" shall refer to ownership of all intellectual property rights including, but not limited to, all patent, copyright, trade secret and trademark rights, as applicable, with respect to the subject intellectual property.

------------------------------------------        -----------------------------
   INTELLECTUAL PROPERTY ELEMENTS                       OWNERSHIP/RIGHTS
------------------------------------------        -----------------------------
Client Content, including all enhancements        Client has sole ownership.
of, modifications to and derivative works
created from Client Content by XCare.net
("Modified Content") and HTML files that
contain Client Content, and modifications
to Content as a result of Client's usage of
self-authoring tools.
------------------------------------------        -----------------------------
Content created for Client by XCare.net and      Client has sole ownership.
accepted and paid for by Client, as well as
commissioned Content authored by third
parties specifically for use in connection
with this Agreement and paid for by Client
(e.g., original illustrations or graphics).
------------------------------------------        -----------------------------
Domain name for Client Web Site.                  Client has sole ownership.
------------------------------------------        -----------------------------
Server usage report data/statistics               Client has sole ownership of
generated by the XCare.net Software               data/statistics, and XCare.net
in form and substance as set forth in             shall be granted a limited
the applicable Schedule or as mutually            license pursuant to Section
agreed by the parties.                            3.3 below.
------------------------------------------        -----------------------------
Commercially available third-party software       Third parties have ownership,
that is incorporated into the XCare.net           and Client shall be informed
Software.                                         of all third-party software
                                                  that Client may need to
                                                  license at Client's own
                                                  expense.
------------------------------------------        -----------------------------
XCare.net Software developed by or for            XCare.net has sole ownership
XCare.net in connection with this                 of such XCare.net Software.
Agreement for Client which does not               Client shall be granted a
incorporate, utilize or borrow concepts           license to use the XCare.net
in any manner from Client Content or              Software as set forth in
Modified Content.                                 Section 3.2.
------------------------------------------        -----------------------------
XCare.net Software developed by or for            Client has sole ownership of
XCare.net in connection with this                 of such Modified XCare.net
Agreement for Client which does                   Software. XCare.net shall be
incorporate, utilize or borrow concepts           granted a limited license to
from Client Content or Modified Content           use such Modified XCare.net
("Modified XCare.net Software").                  Software as set forth in
                                                  Section 3.3.
------------------------------------------        -----------------------------
XCare.net supplied material developed             XCare.net has sole ownership
generally to support XCare.net products           of such developed material.
and/or service offerings (e.g. httpd              Client shall be granted a
configuration).                                   license to use the XCare.net
                                                  Software as set forth in
                                                  Section 3.2 below.
------------------------------------------        -----------------------------

     (b) It is the intention of the parties that Client retain all ownership interests in the Content, the Modified Content and the Client Web Site, as applicable. XCare.net shall have no right, title or interest in the Content or the Modified Content, except for the license to use the Content or the Modified Content as provided herein. The Client shall be the sole and exclusive owner of the copyrightable aspects of the graphical user interface of the Client Web Site, the name of the Client Web Site, all URLs for the Client Web Site and all information obtained from visitors to the Client Web Site. In addition, all Modified Content shall be deemed to be works made for hire, in accordance with the copyright laws of the United States under the direction and control of Client. Client shall be the proprietor of the Modified Content and all right, title and interest therein throughout the world including, without limitation, the copyright and all rights under the copyright therein. To the extent that it is determined that any aspect of the Modified Content does not qualify as a work made for hire within the meaning of the copyright laws of the United States, then XCare.net shall be deemed to have hereby irrevocably transferred and assigned to Client all of its right, title and interest, throughout the world and in perpetuity, in and to the Modified Content, including without limitation all of its right, title and interest in copyright, and all rights under copyright therein including but not limited to all renewals and extensions thereof, reverted copyrights and rights of copyright reversion, all applications and registration materials therefor, and all rights to recover for prior infringements relating to the Modified Content, free of any claim by XCare.net or any other person or entity.

     (c) It is the intention of the parties that Client retain all ownership interests in the Modified XCare.net Software. Accordingly, XCare.net shall deliver the Source Code (as defined below) to Client for the Modified XCare.net Software in which the Client shall have the sole, indefeasible proprietary interest. XCare.net shall have no right, title or interest in or to the Modified XCare.net Software or the Source Code, except for the license to use the Modified XCare.net Software as provided herein. All Modified XCare.net Software shall be deemed to be works made for hire, in accordance with the copyright laws of the United States under the direction and control of Client. Client shall be the proprietor of the Modified XCare.net Software and all right, title and interest therein throughout the world including, without limitation, the copyright and all rights under the copyright therein. To the extent that it is determined that any aspect of the Modified XCare.net Software does not qualify as a work made for hire within the meaning of the copyright laws of the United States, then XCare.net shall be deemed to have hereby irrevocably transferred and assigned to Client all of its right, title and interest, throughout the world and in perpetuity, in and to the Modified XCare.net Software, including without limitation all of its right, title and interest in copyright, and all rights under copyright therein including but not limited to all renewals and extensions thereof, reverted copyrights and rights of copyright reversion, all applications and registration materials therefor, and all rights to recover for prior infringements relating to the Modified XCare.net Software, free of any claim by XCare.net or any other person or entity.

For purposes of Section 3.1(c) the term "Source Code" shall mean all or any part of the machine-readable (but including transcriptions or other representations thereof, in tangible or intangible form, and on any media whatsoever), uncompiled (but otherwise regardless of format) instruction set, the totality of which permits operation of the Modified XCare.net Software.

3.2 LICENSE TO CLIENT.

     XCare.net grants Client a non-exclusive, non-transferable license to use the XCare.net Software on a single computer in object code version only to operate and display the Client Web Site in order for end users to access the Client Web Site; provided, however, that Client, with the consent of XCare.net, which consent shall not be unreasonably withheld, shall be able to utilize the XCare.net Software on multiple computers at different locations (i.e., "mirror sites") to handle heavy or increased volume on the Client Web Site. If the XCare.net Software is not developed for use on a Client Web Site, then the foregoing license shall constitute a non-exclusive, non-transferable license to use the XCare.net Software on a single computer in object code version only for Client's internal business needs. Client may transfer the XCare.net Software to a different computer so long as the XCare.net Software is not retained on the prior computer on which it was initially installed other than as a permitted backup copy. Client may grant a sublicense to a third party that Client engages to host the Client Web Site; provided, that such third party agrees in writing to be bound by the license and confidentiality restrictions set forth in this Agreement. Client is prohibited from duplicating and/or distributing any XCare.net Software without the prior written consent of XCare.net; provided, however that Client may copy the XCare.net Software only as needed for reasonable ordinary backup or disaster recovery procedures. Client may use the backup copies only if the installed copy is lost or destroyed or the hardware on which the installed copy is installed becomes inoperable, provided that the use of said backup copies is discontinued immediately when the original hardware becomes operable.

3.3 LICENSE TO XCare.net.

     Client grants XCare.net a limited, non-exclusive, non-transferable license
(i) to use, copy, and modify the Content in connection with XCare.net's performance of the Development Services, (ii) to use, copy, modify, distribute and display server usage data and statistics generated by the XCare.net Software and (iii) to use, copy and modify the Modified XCare.net Software; provided, however, that XCare.net shall not use in any manner the Modified XCare.net Software with any person other than Client without the express written consent of Client which consent shall not be unreasonably withheld.

3.4 SOURCE CODE ESCROW.

     At the expense of Client, within thirty (30) days of the date hereof, XCare.net shall deliver to Client in escrow, a fully commented and documented copy of the source code for the XCare.net Software (the "XCare.net Source Code"), a listing thereof and all relevant commentary, including explanation, flow charts, algorithms and subroutine descriptions, memory and overlay maps and other documentation of the XCare.net Source Code (the "Commentary") together will all necessary codes, keys and all similar types of access information in order to access all such XCare.net Source Code and to customize, modify, and manipulate the related software programs. Client shall deposit materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of the Client. Client shall have the obligation to use its best efforts to protect and maintain the confidentiality of the deposit materials. Client shall not disclose, transfer, make available, or use the deposit materials and shall not disclose the contents of the deposit material to any third party or to any unauthorized personnel. Upon the occurrence of a Liquidation, XCare.net shall grant to Client a perpetual, non-exclusive, non-transferable, limited license to use and copy the XCare.net Source Code, and to create derivative works therefrom, thirty (30) days from such Liquidation. Client will acknowledge and agree that such license shall not commence unless and until such Liquidation occurs, and Client shall have no right to use the XCare.net Source Code unless and until the occurrence and continuance of such Liquidation. If XCare.net corrects any defects in, or provides any revision to, the XCare.net Software hereunder, XCare.net shall simultaneously furnish the escrow agent with a corrected or revised copy of such XCare.net Source Code, a revised listing thereof, and revised Commentary. Without limiting the generality of this Section 3.4, it is the intention of the parties that Client shall have a license to use, copy, modify, and maintain the XCare.net Source Code and related documentation for the specific application for which it was granted hereunder in the event of escrow release pursuant to this provision, such that Client shall be a licensee of the XCare.net Source Code, which the parties agree and acknowledge constitutes intellectual property as defined by Section 101(35A) of the United States Bankruptcy Code, and be entitled to all the benefits granted to software licensees under the provisions of the United States Bankruptcy Code including, without limitation, Section 365(n) of Title 11 of the U.S. Code (11 U.S. 365(n).

3.5 SUPPORTING DOCUMENTS.

     Each party agrees to execute any additional documents deemed reasonably necessary to effect and evidence the other party's rights with respect to the intellectual property elements set forth above.

3.6 NO REVERSE ENGINEERING.

     (a) Client may not reverse engineer, reverse assemble, decompile or otherwise attempt to derive the source code from the XCare.net Software.

     (b) XCare.net may not reverse engineer, reverse assemble, decompile or otherwise attempt to derive the source code from the Modified XCare.net Software

3.7 PROPRIETARY NOTICES.

     All copies of the XCare.net Software and other XCare.net supplied materials used by Client shall contain copyright and other proprietary notices (appropriately placed) in the same manner in which XCare.net incorporates such notices in the XCare.net Software or in any other manner requested by XCare.net. Client agrees not to remove, obscure or obliterate any copyright notice, trademark or other proprietary rights notices placed by XCare.net on or in the XCare.net Software.

                                   ARTICLE IV

                                     PAYMENT

4.1 DEVELOPMENT SERVICES.

     Subject to the provisions of Section 4.6, in consideration for the performance of the Development Services, Client shall pay to XCare.net the amounts set forth in the applicable Schedule, on the payment dates set forth in such Schedule. In the event that XCare.net renders services at Client's location or any other location designated by Client for its operations, Client shall pay the reasonable travel, living and related expenses for XCare.net personnel rendering services at Client's location or any other location designated by Client or its operations. All services hereunder shall be rendered on a time and materials basis. All work will be billed at XCare.net's standard hourly rates, which rates may be revised from time to time by XCare.net, in its sole discretion, upon advance written notice to Client; provided however, that such rates shall not be increased for a period of eighteen (18) months from the date hereof. Amounts set forth in the applicable Schedule represent an estimate of the hours required to complete the work outlined in such Schedule; in the event that actual hours incurred to complete the work exceed those included in the estimate, XCare.net and Client will mutually-determine the additional hours that will be billed at XCare.net's standard hourly rates.

4.2 MAINTENANCE SERVICES.

     If the parties have entered into a XCare.net Maintenance Services Agreement, Client shall pay XCare.net the amounts set forth in said Maintenance Services Agreement.

4.3 HOSTINGS SERVICES.

     If the parties have entered into a XCare.net Hosting Services Agreement, Client shall pay XCare.net the amounts set forth in said Hosting Services Agreement.

4.4 TAXES.

     In addition to the fees due as specified above, Client shall pay any and all federal, state and local sales, use, value added, excise, duty and any other taxes of any nature assessed upon or with respect to the license granted hereunder, arising from this Agreement, except that taxes on XCare.net's income shall be the sole responsibility of XCare.net.

4.5 PAYMENTS.

     All payments made pursuant to this Agreement shall be made in U.S. Dollars are due thirty (30) days from the date of invoice. Late payments shall bear interest at one and one-half percent (1.5%) per month or the maximum rate permitted by law, whichever is less. Notwithstanding anything to the contrary contained herein, no payments by Client shall be due and payable prior to (i) the closing of Client's Series A Preferred Stock financing of at least
$ * and (ii) the entering into of definitive documentation relating to an agreement between Client and Nursefinders, Inc. for provision of varied collateral, data and other items to


* This confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities and Exchange Act of 1934, as amended.

be mutually agreed upon between such parties; provided, however, that in no event shall such period be longer than five (5) months from the date hereof.

                                    ARTICLE V

                                LIMITED WARRANTY

5.1 SOFTWARE WARRANTY.

     Subject to the limitations set forth in this Agreement, XCare.net warrants only to Client that the XCare.net Software furnished hereunder when properly installed, properly used and unmodified by Client in any material manner, will substantially conform to the functional specifications set forth in the applicable Schedule. XCare.net's warranty shall extend for a period of ninety
(90) days from the date that the final deliverables specified in each Schedule are delivered to Client ("Warranty Period"). XCare.net's sole responsibility under this Section 5.1 shall be to use commercially reasonable efforts to promptly correct material errors, or at XCare.net's option, to refund Client's fees paid for the XCare.net Software after deinstallation (which shall be at XCare.net's sole expense) and return thereof. All warranty claims not made in writing or not received by XCare.net within the Warranty Period shall be deemed waived. XCare.net's warranty obligations are solely for the benefit of Client, who has no authority to extend or transfer this warranty to any other person or entity.

5.2 XCARE.NET DOES NOT WARRANT THAT THE USE OF THE XCARE.NET SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE. EXCEPT FOR THE EXPRESS WARRANTIES STATED ABOVE, XCARE.NET DOES NOT MAKE ANY WARRANTY AS TO THE XCARE.NET SOFTWARE OR THE SERVICES PROVIDED HEREUNDER OR THE RESULTS TO BE OBTAINED FROM USE OF THE XCARE.NET SOFTWARE. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH ABOVE, THE XCARE.NET SOFTWARE IS USED AND THE SERVICES ARE PROVIDED ON AN "AS-IS" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INTERNET OR USE OF INFORMATION IN CONNECTION WITH THE SOFTWARE.



                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

6.1 XCARE.NET.

     (a) Representations and Warranties. XCare.net hereby represents and warrants that:

          (i) it has the full right, power and authority to enter into this Agreement;

          (ii) this Agreement is the legal, valid and binding obligation of XCare.net, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, reorganization, insolvency or any other laws affecting creditor's rights generally or by general principles of equity; and

          (iii) the execution, delivery and performance of this Agreement shall not conflict with or violate in any way any other agreement or other arrangement with any third party and shall not violate any third party's intellectual property rights.

     (b) Indemnification. XCare.net shall indemnify, defend and hold harmless Client, its officers, directors, agents and affiliates (the "Client Indemnified Persons") from and against any and all claims, actions, damages, losses, costs, liabilities and expenses (including without limitation, reasonable attorneys' fees) sustained or incurred by the Client Indemnified Persons as a consequence of (i) any third party claim, demand, assessment, judgment, order, decree, action, cause of action, litigation, suit or other proceeding (a "Claim") brought against the Client Indemnified Persons that the XCare.net Software and/or the Modified XCare.net Software infringes any person's intellectual property rights (including, without limitation, copyrights, patents, trade secrets, trademarks, trademarks, etc.), (ii) any third party Claim brought against the Client Indemnified Persons relating to the Development Service provided by XCare.net of the Client Web Site, (iii) any misrepresentation or breach of the representations and warranties of XCare.net made in this Agreement or (iv) the nonfulfillment or breach of any covenants or agreements of XCare.net provided in this Agreement; provided, however, that in each case (A) XCare.net is given prompt notice of, and shall be given the opportunity to undertake and conduct the defense of, any such claim, (B) the Client shall cooperate fully with XCare.net in all material respects with any such defense and all related settlement negotiations, (C) Client provides XCare.net with all reasonably necessary assistance, information and authority to perform the foregoing at XCare.net's expense and (D) XCare.net shall keep the Client fully advised of all significant developments and shall not enter into a settlement of any claim on behalf of the Client without the Client's prior written approval, which approval shall not be unreasonably withheld.

     (c) Limitations on Indemnification.

          (i) XCare.net shall have no liability for any claim of infringement pursuant to clause (a)(i) and (a)(ii) based on (i) use by Client of other than the current update (which current update has been provided to Client) of the XCare.net Software as long as such infringement would have been avoided by uses of the current update provided to Client; (ii) modifications, adaptations or changes to the XCare.net Software or Modified XCare.net Software not made by XCare.net which such modifications, adaptations or changes have caused such infringement, (iii) the combination or use of the materials furnished hereunder with materials not furnished by XCare.net if such infringement would have been avoided by use of the XCare.net materials alone or (iv) Modified XCare.net Software which infringement was solely a result of the addition of Content or Modified Content. In the event the XCare.net Software is held to, or XCare.net believes is likely to be held to, infringe the intellectual property rights of a third party, XCare.net shall have the right at its sole option and expense to (i) substitute or modify the XCare.net Software so that it is non-infringing and qualitatively and functionally equivalent to the XCare.net Software; (ii) obtain for Client a license to continue using the XCare.net


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



     Software; or if neither (i) nor (ii) is commercially reasonable, XCare.net shall have the right to terminate this Agreement immediately upon written notice to Client, and XCare.net shall make immediate payment to Client of an amount equal to the fees paid for the XCare.net Software and Development Services.

          (ii) XCare.net shall have no liability for any claim of indemnification pursuant to clause (a)(iv) based on (i) any negligent act or omission on the part of Client or (ii) Client's failure to comply with its obligations hereunder.

6.2  CLIENT.

     (a) Representations and Warranties.

          (i) it has the full right, power and authority to enter into this Agreement;

          (ii) this Agreement is the legal, valid and binding obligation of Client, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, reorganization, insolvency or any other laws affecting creditor's rights generally or by general principles of equity; and

          (iii) the use of Content as contemplated herein shall not infringe the copyright, trademark or other intellectual property rights of any party, or constitute defamation, invasion of privacy, or the violation of any right of publicity or any other right of any party.

     (b) Indemnification. Client shall indemnify, defend and hold harmless XCare.net, its officers, directors, agents and affiliates (the "XCare.net Indemnified Persons") from and against any and all claims, actions, damages, losses, costs, liabilities and expenses (including without limitation, reasonable attorneys' fees) sustained or incurred by the XCare.net Indemnified Persons as a consequence of (i) any third party Claim brought against the XCare.net Indemnified Persons relating to the Content or Modified Content, (ii) any third party Claim brought against the XCare.net Indemnified Persons relating to the Modified XCare.net Software, (iii) any misrepresentation or breach of the representations and warranties of the Client made in this Agreement or (iv) the nonfulfillment or breach of any covenants or agreements of the Client provided in this Agreement; provided, however, that in each case (A) the Client is given prompt notice of, and shall be given the opportunity to undertake and conduct the defense of, any such claim, (B) XCare.net shall cooperate fully with the Client in all material respects with any such defense and related settlement negotiations, (C) Client provides XCare.net with all reasonably necessary assistance, information and authority to perform the foregoing at Client's expense and (D) the Client shall keep XCare.net fully advised of all significant developments and shall not enter into a settlement of any claim on behalf of XCare.net without XCare.net's prior written approval, which approval shall not be unreasonably withheld.

     (c) Limitations on Indemnification.

          (i) Client shall have no liability for any claim of infringement pursuant to clause (a)(i) and (a)(ii) based on Modified XCare.net Software which infringement was not due to the addition of Content of Modified Content. In the event the Modified


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



     XCare.net Software is held to, or Client believes is likely to be held to, infringe the intellectual property rights of a third party, Client shall have the right at its sole option and expense to (i) substitute or modify the XCare.net Software so that it is non-infringing and qualitatively and functionally equivalent to the XCare.net Software; (ii) obtain for XCare.net a license to continue using the XCare.net Software; or if neither (i) nor (ii) is commercially reasonable, Client shall have the right to terminate this Agreement immediately upon written notice to Client, and XCare.net shall make immediate payment to Client of an amount equal to the fees paid for the XCare.net Software and Development Services.

          (ii) Client shall have no liability for any claim of indemnification pursuant to clause (a)(iv) based on (i) any negligent act or omission on the part of XCare.net or (ii) XCare.net's failure to comply with its obligations hereunder.


                                   ARTICLE VII

                            LIMITATIONS ON LIABILITY

     EXCEPT IN CONNECTION WITH SECTION 6.1 OR 6.2, THE MAXIMUM LIABILITY OF XCARE.NET, ITS DIRECTORS, OFFICERS, PARENT COMPANY, AND, AFFILIATES, TO CLIENT FOR DAMAGES RELATING TO XCARE.NET'S FAILURE TO PERFORM SERVICES HEREUNDER SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE TOTAL FEES PAID BY CLIENT TO XCARE.NET WITH RESPECT TO SUCH SERVICES.

                                  ARTICLE VIII

                              TERM AND TERMINATION


8.1  TERM.

     Subject to this Article VIII, the term of this Agreement shall commence on the Effective Date and continue until terminated by either party pursuant to
Section 8.2 or 8.3 below.

8.2  TERMINATION FOR CAUSE.

     This Agreement may be terminated by (A) either party in the event of (i) mutual written agreement of the parties; (ii) any material default in, or material breach of, any of the terms and conditions of this Agreement by the other party, which default continues in effect after the defaulting party has been provided with written notice of default and thirty (30) days to cure such default; (iii) the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to either party of its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, that authorizes the reorganization or liquidation of such party or its debt or the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property; (iv) either party's consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it; or (v) either party's making a general assignment for the benefit of creditors; or either party's becoming insolvent; or either party taking any corporate action to authorize any of the foregoing, (B) by Client pursuant to Section 6.2(c)(i) and (C) by XCare.net pursuant to Section 6.1(c)(i).

8.3  EFFECT OF TERMINATION.

     (a) If this Agreement is terminated by XCare.net pursuant to Sections 8.2(A)(ii)-(v), while XCare.net is performing any Development Services for Client hereunder, Client shall immediately pay XCare.net the total fees actually incurred to date by XCare.net associated with such incomplete project, as well as all amounts due and owing for any projects already completed by XCare.net hereunder or for any third-party products or services purchased by XCare.net on Client's behalf. The foregoing shall be without limitation to XCare.net's rights and remedies under this Agreement. Termination of the Agreement shall be in addition to, and not in lieu of, any equitable or legal remedies available to either party.

     (b) If this Agreement is terminated by Client pursuant to Sections 8.2(A)(ii), Client shall not be obligated to pay any further fees pursuant to this Agreement other than fees for Delivery Services already performed for Client. The foregoing shall be without limitation to Client's rights and remedies under this Agreement. Termination of the Agreement shall be in addition to, and not in lieu of, any equitable or legal remedies available to either party.

8.4  SURVIVAL.

     Articles III, V, VII, VIII, IX and X shall survive any termination or expiration of this Agreement; provided, however, that (i) if this Agreement is terminated by XCare.net pursuant to Section 8.2 above (other than Section 8.2(i)), then Section 3.2 shall not survive and (ii) if this Agreement is terminated by Client pursuant to Section 8.2 above (other than Section 8.2(i)) then Section 3.3 shall not survive.

                                   ARTICLE IX

                                 CONFIDENTIALITY

9.1  CONFIDENTIAL INFORMATION.

     Each party acknowledges that, in connection with the performance of this Agreement, it may receive certain confidential or proprietary technical and business information and materials of the other party ("Confidential Information").

9.2  CONFIDENTIALITY.

     Each party hereby agrees: (i) to hold and maintain in strict confidence all Confidential Information of the other party and not to disclose it to any third party; and (ii) not to use any Confidential Information of the other party except as permitted by this Agreement or as may be necessary to perform its obligations under this Agreement. Each party will use at least the same degree of care to protect the other party's Confidential Information as it uses to protect its own

Confidential Information of like importance, and in no event shall such degree of care be less than reasonable care.

9.3  EXCEPTIONS.

     Notwithstanding the foregoing, the parties agree that Confidential Information will not include any information that: (i) is or becomes generally known or is or becomes part of the public domain through no fault of the other party, (ii) the first party authorizes to be disclosed; (iii) is rightfully received by the other party from a third party without restriction on disclosure and without breach of this Agreement; or (iv) is known to the other party on the Effective Date from a source other than the first party, and not subject to a confidentiality obligation.

9.4  INJUNCTIVE RELIEF.

     Each party acknowledges that any breach of the provisions of this Article IX may cause irreparable harm and significant injury to an extent that may be extremely difficult to ascertain. Accordingly, each party agrees that the other party will have, in addition to any other rights or remedies available to it at law or in equity, the right to seek injunctive relief to enjoin any breach or violation of this Article IX.

                                    ARTICLE X

                               GENERAL PROVISIONS

10.1 FORCE MAJEURE.

     In the event that either party is unable to perform any of its obligations under this Agreement or to enjoy any of its benefits because of any event beyond the control of the affected party including, but not limited to, natural disaster, acts of God, actions or decrees of governmental bodies or failure of communication lines (a "Force Majeure Event"), the party who has been so affected shall promptly give written notice to the other party and shall use its best efforts to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended for the duration of such Force Majeure Event.

10.2 NOTICE.

     All notices, demands, requests or other communications required or permitted under this Agreement will be deemed given when (i) delivered personally; (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one (1) day after deposit with a commercial overnight carrier, with written verification of receipt.

10.3 WAIVER.

     Waiver of any breach or failure to enforce any term of this Agreement shall not be deemed a waiver of any breach or right to enforce which may thereafter occur. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

10.4 SEVERABILITY.

     In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired and the parties will substitute a new enforceable provision of like economic intent and effect.

10.5 GOVERNING LAW.

     This Agreement, the rights and obligations of the parties hereto, and any claims or disputes thereto, shall be governed by and construed in accordance with the laws of the State of New York without reference to conflict of law principles.

10.6 ASSIGNMENT.

     Neither party shall have the right to assign this Agreement without the prior written consent of the other party; provided, that either party shall have the right to assign this Agreement to any person or entity that acquires or succeeds to all or substantially all of such party's business or assets upon written notice to the other party.

10.7 PUBLICITY.

     Within a time frame mutually agreed upon by the parties, the parties may issue a joint press release announcing the existence of this Agreement which shall be mutually agreed upon by the parties. Neither party will use the other party's name, domain name, logo, trademark or service mark in advertising or publicity without obtaining the other party's prior written consent; provided, however, that XCare.net shall have the nonexclusive right and license to use Client's name and Client Web Site name, including the URL (Uniform Resource Locator) thereto, as a Client reference, and as part of XCare.net's client portfolio. XCare.net shall also have the right to display its name and logo, as well as a link to the XCare.net site, on the Client Web Site(s), and to receive credit as the developer of the Client Web Site(s), (collectively, the "Credit"). Such Credit shall appear on the "home page" of the Client Web Site(s) in a position that provides reasonable and appropriate visibility to XCare.net in light of industry standards and Client's requirements.

10.8 ADDITIONAL ACTIONS AND DOCUMENTS.

     Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

10.9 HEADINGS.

     Section headings contained in this Agreement are inserted for convenience or reference only, shall not be deemed to be a part of this Agreement for any other purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

10.10 EXECUTION IN COUNTERPARTS: FACSIMILE SIGNATURES.

     This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

10.11 INDEPENDENT CONTRACTORS.

     The relationship of the parties hereunder shall be that of independent contractors. Nothing herein shall be construed to constitute a partnership between or joint venture of the parties, nor shall either party be deemed the agent of the other or have the right to bind the other in any way without the prior written consent of the other.

10.12 JURISDICTION.

     All disputes arising out of or relating to this Agreement shall be submitted to the non-exclusive jurisdiction of the state and federal courts encompassing Denver, Colorado, and each party irrevocably consents to such personal jurisdiction and waives all objections thereto.

10.13 ENTIRE AGREEMENT.

     This Agreement (and any Schedules hereto) constitutes the entire agreement and understanding between XCare.net and the Client and supersedes any prior agreement or understanding, oral or written, relating to the subject matter of this Agreement. All modifications and amendments to this Agreement must be in writing and signed by both parties.

SCHEDULE   1

This Schedule describes Services to be provided by XCare.net to Client under this Development Services Agreement dated March 31, 2000.

Description of Work:

The following statement of work covers the Lamar.com Phase I Prototype Development and newco operating set-up fees as described below.

Deliverables: The following deliverables are included in Schedule "A".

Fee Schedule: XCare.net will bill client actual vendor software and integration services fees. An estimate of these fees are included in Schedule "A." XCare.net's hourly rate is $ * /hr for project services.

XCare.net and Client Contacts: XCare.net client contact: Lorine Sweeney - 303-488-2019 ext. 224. Client contact: Eric McAfee - 212-307-3580.


XCARE.NET                              CLIENT: LAMAR.COM, INC.

By: /s/ PETER CHEESBROUGH              By: /s/ ERIC McAFEE
-----------------------------------    ------------------------------------
        Peter Cheesbrough                      Eric McAfee
-----------------------------------    ------------------------------------
          Printed Name                         Printed Name

      Senior Vice President-
     Chief Financial Officer                   Vice President
-----------------------------------    ------------------------------------
             Title                                 Title

          March 31, 2000                       March 31, 2000
-----------------------------------    ------------------------------------
              Date                                  Date


* This confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities and Exchange Act of 1934, as amended.